EX-99.B11(b)
                        ARTHUR ANDERSEN LLP



              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 28, 1998, included in the D. L. Babson Tax-Free Income Fund, Inc.'s Annual Report for the year ended June 30, 1998 (and all references to our Firm) included in or made a part of this Post-effective Amendment No. 25 to the Registration Statement File No. 2-65489 under the Securities Act of 1933 and Amendment No. 26 to the Registration Statement File No. 811-2948 under the Investment Company Act of 1940 on Form N-1A.

Arthur Andersen LLP

Kansas City, Missouri,
October 19, 1998